    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 2000

                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                       PAN PACIFIC RETAIL PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            MARYLAND                                            33-0752457
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                          ----------------------------

                           1631-B SOUTH MELROSE DRIVE
                             VISTA, CALIFORNIA 92083
                                 (760) 727-1002
          (Address of Principal Executive Offices including Zip Code)

                          ----------------------------

          PAN PACIFIC RETAIL PROPERTIES, INC. 2000 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                          ----------------------------

           STUART A. TANZ                                    COPY TO:
      CHAIRMAN, PRESIDENT AND                           WILLIAM J. CERNIUS
      CHIEF EXECUTIVE OFFICER                             JEEVAN B. GORE
PAN PACIFIC RETAIL PROPERTIES, INC.                      LATHAM & WATKINS
    1631-B SOUTH MELROSE DRIVE                 650 TOWN CENTER DRIVE, SUITE 2000
     VISTA, CALIFORNIA 92083                     COSTA MESA, CALIFORNIA 92626
          (760) 727-1002                                 (714) 540-1235
--------------------------------------------------------------------------------
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          ----------------------------


---------------------------------------------------------------------------------------
                            CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------
                                                          PROPOSED
                                                           MAXIMUM
      TITLE OF EACH                     AMOUNT            AGGREGATE         AMOUNT OF
   CLASS OF SECURITIES                  TO BE             OFFERING         REGISTRATION
    TO BE REGISTERED                 REGISTERED(1)         PRICE(1)            FEE
---------------------------------------------------------------------------------------
Common Stock, $.01 Par Value          1,786,695          $37,484,859          $9,897
---------------------------------------------------------------------------------------

---------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price is the sum of (i) the product of the number of options previously granted (145,000) under the 2000 Stock Incentive Plan of Pan Pacific Retail Properties, Inc. (the "Plan") and the weighted average exercise price of these options ($18.625), and (ii) the product of the remaining shares available for future grants under the Plan (1,641,695) and the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 4, 2000 ($21.188).

      PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

        Not required to be filed with or included in this Registration Statement by incorporation by reference, or otherwise.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Not required to be filed with or included in this Registration Statement by incorporation by reference, or otherwise.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

        (a) Annual Report on Form 10-K of Pan Pacific Retail Properties, Inc. (the "Company") for the year ended December 31, 1999;

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

        (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

        (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

        (e) The Company's Current Report on Form 8-K dated August 21, 2000;

        (f) The Company's Current Report on Form 8-K dated November 28, 2000;

        (g) The Company's Definitive Proxy Statement on Schedule 14A relating to the 2000 annual meeting of Pan Pacific stockholders held on May 5, 2000; and

        (h) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 001-13243), including any subsequently filed amendments and reports filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The charter of the Company (the "Charter") contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability which such person may incur by reason of his status as a present or former stockholder, director or officer of the Company. The bylaws of the Company (the "Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

        The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director, or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

        The inclusion of the above provisions in the Charter and Bylaws may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        See Index to Exhibits.

ITEM 9. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on December 5, 2000.


                                            PAN PACIFIC RETAIL PROPERTIES, INC.


                                            By: /s/ STUART A. TANZ
                                                --------------------------------
                                                Name:  Stuart A. Tanz
                                                Title: Chairman, President and
                                                       Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart A. Tanz and Mark J. Riedy to be their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing), to sign this Registration Statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 5, 2000.


/s/ STUART A. TANZ                  Chairman, President, Chief Executive Officer
----------------------------        and Director (Principal Executive Officer)
    Stuart A. Tanz


/s/ JOSEPH B. TYSON                 Executive Vice President and Chief Financial
----------------------------        Officer
    Joseph B. Tyson


/s/ LAURIE A. SNEVE                 Vice President and Controller (Principal
----------------------------        Accounting Officer)
    Laurie A. Sneve


/s/ PAUL D. CAMPBELL                Director
----------------------------
    Paul D. Campbell


/s/ JOSEPH P. COLMERY               Director
----------------------------
    Joseph P. Colmery


/s/ BERNARD M. FELDMAN              Director
----------------------------
    Bernard M. Feldman


/s/ MARK J. RIEDY                   Director
----------------------------
    Mark J. Riedy


/s/ JAMES L. STELL                  Director
----------------------------
    James L. Stell


/s/ DAVID P. ZIMEL                  Director
----------------------------
    David P. Zimel

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
   3.1 Articles of Amendment and Restatement of Pan Pacific Retail Properties, Inc. (previously filed as Exhibit 3.1 to Pan Pacific Retail Properties, Inc.'s Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference).

   3.2 Amended and Restated Bylaws of Pan Pacific Retail Properties, Inc. (previously filed as Exhibit 3.2 to Pan Pacific Retail Properties, Inc.'s Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference).

   4.1 Form of Certificate of Common Stock (previously filed as Exhibit 4.1 to Pan Pacific Retail Properties, Inc.'s Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference).

   4.2 Form of Indenture relating to the Senior Notes (previously filed as Exhibit 4.1 to Western Properties Trust's Registration Statement on Form S-3 (Registration No. 333-32721) and incorporated herein by reference).

   4.3 Form of Senior Notes (previously filed as Exhibit 4.1 to Western Properties Trust's Registration Statement on Form S-3 (Registration No. 333-32721) and incorporated herein by reference).

   4.4 Form of Supplemental Indenture relating to the 7.1% Senior Notes due 2006 (previously filed as Exhibit 4.5 to Western Properties Trust's Form 8-K, dated September 24, 1997, and incorporated herein by reference).

   4.5 Form of Supplemental Indenture relating to the 7.2% Senior Notes due 2008 (previously filed as Exhibit 4.6 to Western Properties Trust's Form 8-K, dated September 24, 1997, and incorporated herein by reference).

   4.6 Form of Supplemental Indenture relating to the 7.3% Senior Notes due 2010 (previously filed as Exhibit 4.7 to Western Properties Trust's Form 8-K, dated September 24, 1997, and incorporated herein by reference).

   4.7 Form of Supplemental Indenture relating to the assumption by Pan Pacific Retail Properties, Inc. of the Indenture relating to the 7.1% Senior Notes due 2006, the 7.2% Senior Notes due 2008 and the 7.3% Senior Notes due 2010 (previously filed as Exhibit 4.7 to Pan Pacific Retail Properties, Inc.'s Registration Statement on Form S-3 (Registration No. 333-51230) and incorporated herein by reference).

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
   4.8 Form of Indenture relating to the 7.875% Senior Notes due 2004 (previously filed as Exhibit 4.2 to Western Properties Trust Registration Statement on Form S-3 (Registration No. 33-71270).

   4.9 Form of Supplemental Indenture relating to the assumption by Pan Pacific Retail Properties, Inc. of the Indenture relating to the 7.875% Senior Notes due 2004 (previously filed as Exhibit 4.9 to Pan Pacific Retail Properties, Inc.'s Registration Statement on Form S-3 (Registration No. 333-51230) and incorporated herein by reference).

  +5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be issued.

  10.1      Form of Miscellaneous Rights Agreement (previously filed as Exhibit
            10.6 to the Pan Pacific Retail Properties, Inc.'s Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference).

  10.2 The 2000 Stock Incentive Plan of Pan Pacific Retail Properties, Inc. (previously filed as Appendix A to Pan Pacific Retail Properties, Inc.'s Proxy Statement for the 2000 Annual Meeting of Stockholders and incorporated herein by reference).

 +23.1      Consent of KPMG LLP.

 +23.2      Consent of KPMG LLP.

  23.3      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
            Exhibit 5.1).

  24.1      Power of Attorney (contained on signature page).

-----------------------
+  Filed herewith